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                           SIMPSON THACHER & BARTLETT
                              425 LEXINGTON AVENUE
                            NEW YORK, NEW YORK 10017

TEL: (212) 455-2000
FAX: (212) 455-2502

                                                                February 8, 1996

Associates First Capital Corporation
250 E. Carpenter Freeway
Irving, Texas 75062-2729

Dear Sirs:

     We hereby consent to the filing of the form of the opinion of this firm as
Exhibit 5.1 to the Registration Statement on Form S-1 relating to the proposed sale by you of shares of your Class A Common Stock, par value $.01 per share (the "Registration Statement"), and to the reference to this firm under the heading "Legal Matters" in the Registration Statement.

                                            Very truly yours,

                                            /s/  SIMPSON THACHER & BARTLETT
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                                            SIMPSON THACHER & BARTLETT